Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127119 on Form S-8 of our report dated March 13, 2006, relating to the combined statements of operations and cash flows of the Promenade Trust (the Presley Business) for the period January 1, 2005 to February 7, 2005, appearing in the Annual Report on Form 10-K of CKX, Inc. and subsidiaries for the year ended December 31, 2007.

/s/  Deloitte & Touche LLP

Memphis, TN
February 28, 2008